    As filed with the Securities and Exchange Commission on April 18, 1997
                                                       Registration No. 33-68250
        ===============================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            SYNBIOTICS CORPORATION
               (Name of registrant as specified in its charter)

            California                                   95-3737816
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)               Identification No.)

       11011 Via Frontera
     San Diego, California                                92127
(Address of principal executive offices)               (Zip Code)

                               KENNETH M. COHEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SYNBIOTICS CORPORATION
               11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA  92127
                    (Name and address of agent for service)

                                (619) 451-3771
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                            HAYDEN J. TRUBITT, ESQ.
                          BROBECK, PHLEGER & HARRISON
                         550 West C Street, Suite 1300
                         San Diego, California  92101

                            -----------------------

        Approximate date of commencement of proposed sale to the public
   From time to time after the effective date of this Registration Statement

                            -----------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:[_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

================================================================================

                            SYNBIOTICS CORPORATION

                                Deregistration
                                --------------

This Registration Statement, as amended to the date of its effectiveness (September 23, 1993), registered 530,303 shares of the Common Stock of Synbiotics Corporation (the "Company"). These shares (the "Shares") were offered for resale by PruTech Research and Development Partnership II ("PruTech"), who received such Shares in connection with the termination of certain agreements with the Company. PruTech sold 409,800 of the shares as described in the "Plan of Distribution" in the Registration Statement. PruTech and the Company have agreed to deregister all the unsold Shares at this time. PruTech may continue to sell such Shares as may be permitted by Rule 144(k). Accordingly, the Company hereby deregisters 120,503 shares of the Common Stock originally covered by the Registration Statement.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 18th day of April, 1997.

                                SYNBIOTICS CORPORATION

                                By  /s/ KENNETH M. COHEN
                                    -------------------------------------
                                    Kenneth M. Cohen
                                    President and Chief Executive Officer

SIGNATURE                                         TITLE                              DATE
---------                                         -----                              ----
/s/ KENNETH M. COHEN        Chief Executive Officer, President and Director     April 18, 1997
-----------------------
Kenneth M. Cohen            (Principal Executive Officer)

/s/ MICHAEL K. GREEN        Chief Financial Officer Vice President - Finance    April 18, 1997
-----------------------
Michael K. Green            (Principal Financial Officer)

/s/ KEITH A. BUTLER         Chief Accounting Officer and Corporate Controller   April 18, 1997
-----------------------
Keith A. Butler             (Principal Accounting Officer)

/s/ PATRICK OWEN BURNS      Director                                            April 18, 1997
-----------------------
Patrick Owen Burns

/s/ JAMES C. DECESARE       Director                                            April 18, 1997
-----------------------
James C. DeCesare

/s/ BRENDA D. GAVIN         Director                                            April 18, 1997
-----------------------
Brenda D. Gavin

/s/ M. BLAKE INGLE          Director                                            April 18, 1997
-----------------------
M. Blake Ingle

/s/ DONALD E. PHILLIPS      Director                                            April 18, 1997
-----------------------
Donald E.  Phillips


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